Exhibit 4.13

Execution Version

ASSUMPTION AGREEMENT

(Collateral Trust Agreement)

ASSUMPTION AGREEMENT, dated as of July 28, 2015 made by Federal-Mogul Valve Train International LLC, a Delaware limited liability company (the “New Loan Party”) in favor of CITIBANK, N.A., as Collateral Trustee under the Collateral Trust Agreement referred to below (in such capacity, the “Collateral Trustee”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Collateral Trust Agreement.

W I T N E S S E T H:

WHEREAS, Federal-Mogul Holdings Corporation, a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower parties thereto (together with the Borrower, the “Loan Parties”) and the Collateral Trustee have entered into the Amended and Restated Collateral Trust Agreement, dated as of April 15, 2014 (as amended, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”); and

WHEREAS, the New Loan Party desires to become a party to the Collateral Trust Agreement in accordance with Section 6.11 of the Collateral Trust Agreement;

NOW, THEREFORE, IT IS AGREED:

1.    Collateral Trust Agreement. By executing and delivering this Assumption Agreement, the New Loan Party hereby becomes a party to the Collateral Trust Agreement as a “Loan Party” thereunder and, without limiting the foregoing, hereby expressly assumes all obligations and liabilities of an “Loan Party” thereunder.

2.    GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

Federal-Mogul Valve Train International LLC

By:	/s/ Brett D. Pynnonen
Name:	Brett D. Pynnonen
Title:	Vice President & Secretary

Address for Notices:

Federal-Mogul Valve Train International LLC
c/o Federal-Mogul Corporation
World Headquarters
27300 West 11 Mile Road
Southfield, Michigan 48034
Attention: James C. Zabriskie
Tel: (248) 354-8673
Fax: (248) 354-6746

With copies to:
Brett D. Pynnonen
Tel: (248) 354-1748
Fax: (248) 354-7727

Signature Page to Assumption Agreement (Collateral Trust Agreement)